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                                                                   EXHIBIT 10.21


STATE OF GEORGIA                                                        SUBLEASE

COUNTY OF COBB

     THIS SUBLEASE is made and entered into this 1st day of September, 1999 by and between The Bankers Bank, hereinafter referred to as Sublessor and Netzee, Inc., hereinafter referred to as Sublessee;

                                  WITNESSETH:

     THAT WHEREAS, Sublessor is presently leasing certain premises from Builders Insurance, a Mutual Captive Company (Overlessor) under a lease dated October 31, 1996, as amended (the Overlease), such premises being known as Suite 150 (the Premises), containing approximately 4,450 usable square feet of floor area in the building located at 2410 Paces Ferry Road, Atlanta, Georgia (the Building); and

     WHEREAS, Sublessor has agreed to sublease to Sublessee and Sublessee has agreed to sublease from Sublessor 4,450 usable square feet of floor area (the Sublet Premises) in accordance with the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Sublease. Sublessor leases to Sublessee and Sublessee subleases from
         --------
Sublessor the Sublet Premises for a term that begins on September 1, 1999 (the Commencement Date) and extends through February 15, 2000 (the Termination Date).


     2. Rental. Sublessee shall pay rental to Sublessor for the Sublet Premises
        ------
beginning September 1, 1999 in the amount of Eight Thousand One Hundred Dollars ($8,100.00) per month. The rental shall be due and payable on the first (1st) day of each month beginning September 1, 1999.

     3.  Indemnity. Sublessee does hereby indemnify and hold harmless Sublessor
         ---------
and Overlessor from and against any and all claims for bodily injury, including death, and property damage or any other cost or expense occurring in or about the Sublet Premises or resulting from the occupancy of the Sublet Premises by Sublessee.

     4.  Terms of Lease. This Sublease, except as specifically provided herein,
         --------------
shall be subject to the terms and conditions of the Overlease as if said Sublessor were the Landlord therein and Sublessee were the Tenant therein. A copy of the Overlease is attached hereto as Exhibit B and incorporated herein by reference. Sublessee shall have no renewal option, expansion option, buyout and termination option or rights of first or second refusal. Sublessee shall be responsible for and shall pay to Sublessor the rental provided herein.
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SUBLEASE
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Sublessee shall also pay its proportionate share of all other charges provided for in the Overlease, including without limitation additional rent based on increases in the Operating Cost of the Building, based on the proportion that the usable square footage of the Sublet Premises bears to the usable square footage of the Premises.

     5. Sublessor Warranty. Sublessor warrants that the Overlease is in full
        ------------------
force and effect and that to the best knowledge of Sublessor there exists no defaults on the part of the Overlessor or Sublessor. Sublessor warrants that during the term of this Sublease that Sublessor will comply with the Overlease and make all payments to Overlessor required thereunder and will commit no default thereunder, and Sublessor shall indemnify Sublessee and hold Sublessee harmless from any liability, loss, cost or expense incurred by Sublessee resulting from Sublessors breach of the foregoing warranty.

     6. Sublessee Warranty. Sublessee warrants to Sublessor that it will make
        -------------------
all payments required under the Sublease and abide by and perform all obligations thereunder and commit not default under the Sublease or the Overlease and that Sublessee shall indemnify Sublessor and hold it harmless from any liability, loss, cost or expense resulting from Sublessees breach of this warranty.

SUBLESSEE                                    ATTEST
NETZEE, INC.

BY:  illegible                               /s/ Patty Byrd
   -----------------------------             -------------------------------

TITLE: President & Chief
       Operating Officer
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SUBLESSOR                                    ATTEST
THE BANKERS BANK

BY: illegible                                /s/ Heather Adams
   -----------------------------             -------------------------------

TITLE: Senior Vice President/
       Chief Financial Officer
      --------------------------